EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information, contact at 214-981-5000:
Leldon E. Echols, Executive Vice President & Chief Financial Officer
Matthew G. Moyer, Vice President — Investor Relations

CENTEX CORPORATION ANNOUNCES SPIN-OFF
OF CENTEX CONSTRUCTION PRODUCTS
SET FOR JANUARY 30, 2004

DALLAS — Jan. 8, 2004: Centex Corporation (NYSE: CTX) announced today that the stockholders of Centex Construction Products, Inc. (NYSE: CXP) have approved a proposal to reclassify the common stock of CXP into two classes, paving the way for the distribution by Centex Corporation to its stockholders, on a tax-free basis, of all shares of CXP held by Centex. The record date for the distribution will be January 14, 2004, and the distribution is scheduled to be completed on January 30, 2004.

     Centex stockholders will receive approximately 0.19 shares of CXP common stock (consisting of approximately 0.15 shares of CXP’s new Class B common stock and approximately 0.04 shares of CXP’s existing class of common stock) for each Centex share held on the record date. The difference between the two classes is that Class B common stock carries with it the right to elect at least 85% of the CXP Board of Directors.

     The final distribution ratios will be determined based on the number of shares of Centex common stock outstanding on the record date, but are not expected to differ significantly from these ratios. No fractional shares of CXP common stock will be distributed, and stockholders who otherwise would receive fractional shares will instead receive a cash payment, which will be taxable.

     After the distribution, CXP will change its name to Eagle Materials Inc. and its existing class of common stock will trade on the New York Stock Exchange under the Symbol “EXP.” The company’s Class B common stock has been approved for listing on the New York Stock Exchange and will trade under the symbol “EXP.B.”

     CXP is a Dallas-based company that manufactures and distributes cement, gypsum wallboard, recycled paperboard and concrete and aggregates.

-more-

CXP Spin Off Set for January 30, 2004, Page 2 of 2

     Through its subsidiaries, Centex, a Fortune 250 company, ranks as one of the nation’s premier companies in the Home Building, Financial Services, Home Services and Construction Services industries.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. With respect to any statements relating to the proposed spin-off of CXP, such statements are subject to the approval of the reclassification of CXP’s common stock by the stockholders of CXP and satisfaction of the other conditions set forth in the definitive agreements entered into by Centex and CXP. With respect to any discussions of the expected performance and results of operations of Centex, risks and uncertainties include the following: general economic conditions and interest rates; the cyclical and seasonal nature of Centex’s businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financial programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of Centex’s markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. These and other factors are described in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and its quarterly reports on Form 10-Q for the quarters ended June 30 and September 30, 2003, which are filed with the Securities and Exchange Commission.